SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2010

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 North California Blvd., Suite 830, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 280-2861

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 15, 2010, Urigen Pharmaceuticals Inc. (the “Company” or “Urigen”) initiated a pilot project to license the rights under the Company’s License Agreement with the Regents of the University of California,to compound intravesical heparin and lidocaine formulations to pharmacies associated with Urologists who treat interstitial cystitis/bladder pain syndrome, by entering into a Formulation and Use Agreement with a third party compounding pharmacy. On April 14, 2011, June 30, 2011 and November 7, 2011 the Company entered into three additional Formulation and Use Agreements with additional compounding pharmacies. To date, total revenues from this program are $203,320.00.

On December 2, 2010, Urigen entered into a Consulting Agreement with BioEnsemble, Ltd., (“BEL”), an entity controlled by Dr. Dan Vickery, the Company’s Chairman, pursuant to which BEL agreed to provide services related to business, commercial and regulatory development programs.  On June 30, 2011, the Company entered into an Amended and Restated Consulting Agreement with BEL, pursuant to which BEL agreed to provide general management services to the Company. The terms of the amended and restated agreement with BEL continues unless terminated or amended and may be terminated by either party upon thirty days notice. The agreement provides for compensation of $20,000 per month payable 50% in cash and 50% in shares of common stock of the Company at a price of no less than $.10 per share

As a result of an audit by the state of California Board of Equalization (the “BOE”) of Urigen and Urigen’s predecessor Valentis, Inc., on August, 11, 2011 the Company was assessed $65,004.81 in taxes, penalties and interest related to the sale of certain assets by Valentis, Inc. The Company has recently agreed to a payment agreement of $2,000 per month.

Item 3.02 Unregistered Sales of Equity Securities

Effective March 3, 2011, Urigen entered into Amendment No.4 (the “Amendment”) to the Note Purchase Agreement dated as of January 9, 2009 with Platinum-Montaur Life Science, LLC (“Platinum”). Pursuant to the Amendment, the Company issued a 10% senior convertible promissory note in the principal amount of $461,194.83 (the “March Note”) to Platinum representing accrued dividend payments on the Convertible Series C Preferred Stock held by Platinum and interest payments owed to Platinum on a $25,000 note issued by the Company on August 6, 2010. In addition, the Company issued a 10 % senior convertible promissory note to Platinum in the principal amount of $150,000 (together with the March Note, the “Platinum March Notes”). The Platinum March Notes mature on September 3, 2013 and are convertible at the option of the holder at a conversion price of $0.10 per share, subject to adjustment as set forth in the Platinum March Notes. In connection with the issuance of the Platinum March Notes, the Company issued to Platinum a five year warrant to purchase up to 6,111,948 shares of the Common Stock of the Company at an initial exercise price of $.125. The Company also agreed to extend the term of certain Stock Purchase Warrants dated as of August 1, 2007 and April 19, 2010 issued to Platinum to March 3, 2016.

Effective October 5 2011, the Company entered in Amendment No.5  (the “Amendment No.5”) to the Note Purchase Agreement dated as of January 9, 2009 with Platinum. Pursuant to the Amendment No.5 the Company issued a 10% senior convertible promissory note to Platinum in the principal amount of $300,000 (the “Platinum Note”). The Platinum Note matures on October 5, 2013 and is convertible at the option of the holder at a conversion price of $0.10 per share, subject to adjustment as set forth in the Note. In connection with the issuance of the Platinum Note, the Company issued to Platinum a five year warrant to purchase up to 3,000,000 shares of the Common Stock of the Company at an exercise price of $.125, subject to adjustment as set forth in the warrant.

Effective November 1, 2011 the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain accredited investors for the sale of the Company’s 10% senior convertible promissory notes in the aggregate principal amount of $200,000 (the “Notes”). The Notes mature on November 1, 2013 and are convertible at the option of each of the holders at a conversion price of $0.10. The purchasers, including the Company’s Chairman, Dr. Vickery and a director, C. Lowell Parsons, received five year warrants to purchase an aggregate of up to 2,000,000 shares of the Company’s common stock at an exercise price of $.125, subject to adjustment as set forth in the warrants. In connection with the Purchase Agreement, each purchaser entered into an Intercreditor Agreement with Platinum.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 5, 2010, William J. Garner was no longer employed as the CEO of the Company, and on December 10, 2010 Mr. Garner resigned as a Director of the Company. Also, effective May 4, 2011, Martin Shmagin was no longer employed as the Company’s CFO, and on May 5, 2011, Mr. Shmagin resigned as a Director of the Company.

Effective April 26, 2011, Dr. Vickery was appointed as Chairman and Secretary of the Company on June 29, 2011. Dr. Vickery has served as a director of the Company since January, 2010.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment dated March 3, 2011 by and between Urigen Pharmaceuticals, Inc. and Platinum-Montaur Life Sciences, LLC
10.2	Form of Senior Promissory Note dated March 3, 2011.
10.3	Warrant dated March 3, 2011.
10.4	Amendment dated October 5, 2011 by and between Urigen Pharmaceuticals, Inc. and Platinum-Montaur Life Sciences, LLC
10.5	Form of Senior Promissory Note dated October 5, 2011.
10.6	Warrant dated October 5, 2011.
99.1	Press Release issued by the Company on December 15, 2010.
99.2	Press Release issued by the Company on March 15, 2011.
99.3	Press Release issued by the Company on July 1, 2011.
99.4	Press Release issued by the Company on October 14, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

By:	/s/ Dan Vickery
Dan Vickery
Chairman

Date: January 10, 2012

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